Exhibit 99.1

Asure Software Reports Solid Financial Results for
Fourth Quarter and Fiscal Year 2014
Company Announces Guidance and Projected Growth for 2015

In thousands, except per share data	Q4 2014	Q4 2013	% Change	YTD Q4 2014	YTD Q4 2013	% Change
Revenue	$7,101	$6,732	up 6%	$27,206	$25,474	up 7%
Gross Margin	$5,313	$5,108	up 4%	$20,892	$19,049	up 10%
Net income (loss)	$92	$(102)	up 190%	$(262)	$(1,662)	up 84%
EBITDA, excluding one-times*	$1,345	$1,482	down 9%	$5,052	$4,823	up 5%
Diluted net income (loss) per share, excluding one-times*	$0.04	$0.02		$0.08	$(0.14)

AUSTIN, Texas, March 25, 2015 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workplace management software, announced results for the fourth quarter ended December 31, 2014.

Strategic Highlights
•
Continued cloud bookings and revenue growth with US and UK key sales and upgrades that included a combination of Cloud-based solutions, professional services and integrated hardware: AsureSpace hoteling and workspace management to American Water Works, Deutsche Bank, Kaiser Permanente, King Saud University and Methodist Hospital, and AsureForce time and attendance solutions to Clear Creek Plumbing, Croes and Co., Dynamex, Henriquez, Rhodes College, Pollard Brook and Vision Ease.

•	Total bookings for 2014 increased 23% over 2013. Cloud bookings for 2014 increased 1% over 2013.

•
Released an enhanced NowSpace™ space scheduling touch panel, integrated NowSpace with leading technology provider Mobile Iron, and launched bi-directional integration of Asure hoteling and space management solutions with Cisco TMS; expanded AsureForce time & attendance solutions with enhanced support for global and high volume implementations, including numerous usability and performance requirements.

•	Expanded the Company’s global presence with Tokyo-based DOUMA, Japan’s only firm dedicated solely to workplace management, which will offer Asure’s solutions to its clients.

•
Refinanced our senior debt under a new facility with Wells Fargo Bank, N.A. in the first quarter of 2014, reducing our interest expense by $0.6 million and cash principal payments by $0.8 million in 2014.

•	Net income was $0.01 per share in the fourth quarter of 2014 as compared to net loss of $(0.02) per share in the fourth quarter of 2013. This was the third quarter in a row of positive net income.

Results
•	Cloud SaaS-based revenue for the quarter was $3.5 million, up $72,000 or 2% over the fourth quarter of 2013.

•	Revenue for the quarter of $7.1 million increased 6% over the $6.7 million in the fourth quarter of 2013.

•	Recurring revenue as a percent of total revenue was 73% for the quarter as compared to 75% in the fourth quarter of 2013.

•	Gross margin for the quarter was $5.3 million compared to $5.1 million in the fourth quarter 2013, an increase of 4%.

•
EBITDA* excluding one-time items* for the quarter was approximately $1.3 million compared to $1.5 million in the fourth quarter of 2013. This decline was driven by an increase in sales, marketing, and operating expenses aimed towards accelerating 2015 growth.

•	Fourth quarter net income per share, excluding one-times*, was $0.04 compared to $0.02 in the fourth quarter of 2013.

Management Commentary

Pat Goepel, Chief Executive Officer of Asure Software commented, “2014 and the fourth quarter were successful for Asure Software. We transitioned to a profitable company, with growth for three consecutive quarters and 7% annual organic revenue growth. Our success was driven by maintaining a constant focus on sales and upgrades of SaaS-based solutions, expanding the company’s national and global presences, and delivering first-to-market technology features that offer clients differentiated solutions to manage hoteling and mobile workforce initiatives.

We increased investments in sales, marketing and operating expenses, which have resulted in stronger market awareness and higher sales, particularly with large multinational companies. With over 5,000 clients in over 80 countries, our global presence is sound; and our investments set the stage for continued sales growth in the global enterprise market.

In addition to global sales expansion, we expect consistent growth through customer upgrades to Cloud solutions, new sales in the mid-markets, and expanded global partnerships. Additionally, we’ve put a sound technology platform in place, which firmly sets Asure’s focus as a leader in SaaS-based mobile workforce solutions. Cumulatively, these successes and strategic investments put us in an ideal situation for significant future growth.”

Brad Wolfe, Asure’s Chief Financial Officer added, “2014 was an important year for Asure as the company has transitioned to a profitable company that is poised for growth. For 2015, we are announcing guidance of $30.0 million for revenue, $5.6 million for EBITDA excluding one-time items, and $0.25 for net income per share excluding one-time items. This reflects our confidence in continued market demand, the stability of our products, and the company’s ability to deliver differentiated offerings on a global, scalable basis.”

Please see below for details around Asure’s financial results.

Company Outlook
$000s	FY 15
Revenue	$30,000
EBITDA, excluding one-time items	$5,600
Net income per share, excluding one-time items	$0.25

Conference Call Details
Asure will follow this announcement with a conference call for the investment community on Wednesday, March 25, 2015 at 11:00 a.m. EDT, (10:00 a.m. CDT) to further discuss the quarter and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and Brad Wolfe, Chief Financial Officer. To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544. The conference ID for all callers is 1497865.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our Web site at http://investor.asuresoftware.com/

About Asure Software
Asure Software, Inc., (Nasdaq:ASUR) is headquartered in Austin, Texas with regional headquarters in London, England. Asure helps companies better manage their global, mobile workforces with SaaS-based solutions that bring people, time, space and assets together in a meaningful way. The company serves approximately 6,000 clients worldwide with workplace and workforce management solutions that offer innovative ways to help meet the needs of an agile workforce. For more information, please visit www.asuresoftware.com.

The Asure Software, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11986

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

For more information contact:

Brad Wolfe, CFO
Asure Software, Inc.
888-323-8835
bwolfe@asuresoftware.com

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$320	$3,938
Restricted cash	-	400
Accounts receivable, net of allowance for doubtful accounts of $120 and $168 at December 31, 2014 and December 31, 2013, respectively	5,295	3,902
Inventory	170	77
Notes receivable	-	9
Prepaid expenses and other current assets	1,303	1,334
Total current assets	7,088	9,660
Property and equipment, net	1,539	1,233
Goodwill	17,500	15,005
Intangible assets, net	8,322	9,679
Other assets	19	38
Total assets	$34,468	$35,615
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$750	$4,308
Accounts payable	1,533	1,669
Accrued compensation and benefits	350	473
Other accrued liabilities	1,128	988
Deferred revenue	10,641	10,059
Total current liabilities	14,402	17,497
Long-term liabilities:
Deferred revenue	475	759
Notes payable	14,381	12,698
Other liabilities	739	444
Total long-term liabilities	15,595	13,901
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,434 and 6,353 shares issued, 6,050 and 5,969 shares outstanding at December 31, 2014 and December 31, 2013, respectively	64	63
Treasury stock at cost, 384 shares at December 31, 2014 and December 31, 2013	(5,017)	(5,017)
Additional paid-in capital	278,656	278,159
Accumulated deficit	(269,146)	(268,884)
Accumulated other comprehensive loss	(86)	(104)
Total stockholders’ equity	4,471	4,217
Total liabilities and stockholders’ equity	$34,468	$35,615

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013
Revenues	$27,206	$25,474
Cost of Sales	6,314	6,425
Gross margin	20,892	19,049

Operating expenses
Selling, general and administrative	13,999	13,252
Research and development	3,310	2,835
Amortization of intangible assets	1,999	2,180
Total operating expenses	19,308	18,267

Income from operations	1,584	782

Other income (loss)
Gain on settlement of note payable and litigation	1,034	-
Interest income	(1)	49
Gain on sale/disposal of assets	-	72
Loss on debt refinancing	(1,402)	-
Foreign currency translation loss	(14)	(24)
Interest expense and other	(1,274)	(1,943)
Interest expense- amortization of original issue discount (OID)	(72)	(481)
Total other loss, net	(1,729)	(2,327)

Loss from operations before income taxes	(145)	(1,545)
Income tax provision	(117)	(117)
Net loss	$(262)	$(1,662)
Other comprehensive loss:
Foreign currency translation gain (loss)	18	(2)
Other comprehensive loss	$(244)	$(1,664)

Basic and diluted net loss per share
Basic	$(0.04)	$(0.29)
Diluted	$(0.04)	$(0.29)
Weighted average basic and diluted shares
Basic	6,002,000	5,661,000
Diluted	6,002,000	5,661,000

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	FOR THE YEAR ENDED DECEMBER 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(262)	$(1,662)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	2,821	2,947
Provision for doubtful accounts	48	37
Share-based compensation	226	160
Interest income on settlement	-	(48)
Gain on sale/disposal of assets	-	(72)
Amortization of original issue discount (OID)	72	481
Gain on debt payoff	-	(98)
Gain on settlement of note payable and litigation	(1,034)	-
Loss on debt refinancing	1,402	-
Changes in operating assets and liabilities:
Restricted cash	400	(150)
Accounts receivable	(1,419)	(899)
Inventory	(93)	177
Prepaid expenses and other assets	(82)	495
Accounts payable	(136)	(1,008)
Accrued expenses and other long-term obligations	550	737
Deferred revenue	213	928
Net cash provided by operating activities	2,706	2,025

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(3,440)	-
Purchases of property and equipment	(807)	(383)
Disposals of property and equipment	38	-
Collection of note receivable	9	10
Purchases of intangible assets	-	(62)
Net cash used in investing activities	(4,200)	(435)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	18,181	4,000
Payments on notes payable	(19,311)	(6,880)
Payments on amendment of senior notes payable	(704)	(330)
Debt financing fees	(565)	-
Payments on capital leases	(144)	(88)
Insurance proceeds for settlement of notes payable dispute, net of expenses	372	-
Net proceeds from issuance of common stock	-	3,433
Net proceeds from exercise of stock options	24	35
Net cash provided by (used in) financing activities	(2,147)	170

Effect of foreign exchange rates	23	1

Net increase (decrease) in cash and cash equivalents	(3,618)	1,761
Cash and cash equivalents at beginning of period	3,938	2,177
Cash and cash equivalents at end of period	$320	$3,938

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$941	$1,461

Non-cash Investing and Financing Activities:
Conversion of subordinated convertible notes payable to equity	248	93
Accrued contingent consideration upon acquisition	327	-

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Non-GAAP Revenue is computed by adding back the deferred revenue fair market valuation to GAAP revenue.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time items.

FOR THE THREE MONTHS ENDED

$000s	December 31, 2014	December 31, 2013
Net Income (Loss)	92	(102)
Interest and amortization of OID	275	613
Tax	(23)	(4)
Depreciation	126	121
Amortization	635	592
Stock Compensation	95	47
EBITDA	1,200	1,267
One-time items	145	215
EBITDA excluding one-time items	1,345	1,482

FOR THE TWELVE MONTHS ENDED

$000s	December 31, 2014	December 31, 2013
Net Income (Loss)	(262)	(1,662)
Interest and amortization of OID	1,354	2,394
Tax	117	117
Depreciation	462	452
Amortization	2,359	2,495
Stock Compensation	226	160
EBITDA	4,256	3,956
One-time items	796	867
EBITDA excluding one-time items	5,052	4,823

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items

$000s	FOR THE THREE MONTHS ENDED December 31
	2014	2013
Net Income (Loss)	92	(102)
Legal & Professional Services	21	163
Severance, Recruitment & Relocation	111	52
Other one-time items (net)	13	-
Sub-total excluding Taxes	145	215
Sub-total one-time items	145	215
Net Income (Loss) excluding one-time items	237	113

$000s	FOR THE TWELVE MONTHS ENDED December 31
	2014	2013
Net Income (Loss)	(262)	(1,662)
Legal & Professional Services	208	697
Loss on Debt Refinancing	1,402	-
Gain on Settlement of Note Payable and litigation	(1,034)	-
Severance, Recruitment & Relocation	195	212
Gain on sale of assets	-	(72)
Interest income from settlement	-	(48)
Other one-time items (net)	25	78
Sub-total excluding Taxes	796	867
Sub-total one-time items	796	867
Net Income (Loss) excluding one-time items	534	(795)

Reconciliation of GAAP Revenue to Non-GAAP revenue

$000s	FOR THE THREE MONTHS ENDED December 31
	2014	2013
Revenue	7,101	6,732
Adjustment	-	13
Non- GAAP revenue	7,101	6,745

$000s	FOR THE TWELVE MONTHS ENDED December 31
	2014	2013
Revenue	27,206	25,474
Adjustment	-	416
Non- GAAP revenue	27,206	25,890

Note – Adjustment relates to the fair market valuation for assumed deferred revenue contracts that were not recognized in the period due to business combination accounting rules.